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                                                                      Exhibit 12

                                      TERM NOTE


$3,500,000.00                                                       July 9, 1997

    For value received, the undersigned (the "Borrower"), jointly and severally, promises to pay to Gordon Brothers Capital Corporation ("Lender"), or order, the principal amount of three million five hundred thousand dollars and zero cents ($3,500,000.00) on or before October 31, 1998, with interest from the date hereof on the said principal balance from time to time outstanding. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to twelve (12.0%) percent payable monthly in arrears on the first business day of each month, commencing on August 1, 1997.

    Principal and interest shall be payable at the Lender's main office in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year.

    In addition to all other amounts due respecting this Note, the Borrower shall pay to the Lender an exit fee (the "Exit Fee") at the time (the "Payoff Time") all amounts outstanding respecting this Note are paid in full equal to the greater of (i) $250,000; or (ii) an amount calculated by multiplying (x) the average daily balance of the amount outstanding respecting this Note from the date of this Note until the Payoff Time, as calculated by Lender in its reasonable discretion, by (y) the number of actual days from the date of this Note until the Payoff Time, and by (z) a percentage equal to twenty-five (25%) percent divided by 360.

    At the option of the holder, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) default of any liability, obligation or undertaking of the Borrower to the Lender, hereunder or otherwise, including failure to pay in full and when due any installment of principal or interest, or of any endorser or guarantor of any liability, obligation or undertaking, hereunder or otherwise, to the Lender continuing for 5 business days with respect to any monetary obligation or continuing for 5 business days after the giving of notice by the Lender with respect to all other obligations; (2) failure of the Borrower to maintain aggregate collateral security value satisfactory to the Lender continuing for 5 business days after the giving of notice by the Lender; (3) default of any material liability, obligation or undertaking of the Borrower to any other party continuing for 5 business days after the giving of notice by the Lender; (4) if any statement, representation or warranty heretofore, now or hereafter made in connection with the loan evidenced by this Note, or in any supporting financial statement of the Borrower or of any endorser or guarantor hereof shall be determined by Lender to have been false in any material respect when made continuing for 5 business days after the giving of notice by the Lender; (5) if the Borrower or any endorser or guarantor is a corporation, trust or partnership, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6) the death of the Borrower or of any endorser or guarantor hereof and, if any of the Borrower or any endorser or guarantor hereof is a partnership, the death of any partner; (7) the institution by or against the Borrower or any endorser or


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guarantor hereof of any proceedings under the Bankruptcy Code 11 USC Section 101 et seq. or any other law in which the Borrower or any endorser or guarantor hereof is alleged to be insolvent or unable to pay their respective debts as they mature, or the making by the Borrower or endorser or guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower or endorser or guarantor hereof of a trust mortgage for the benefit of creditors;
(8) the service upon the holder hereof of a writ in which the holder is named as trustee of the Borrower or of any endorser or guarantor hereof; (9) a judgment or judgments for the payment of money shall be rendered against the Borrower or endorser or guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any endorser or guarantor hereof; (11) the termination of any guaranty hereof; or (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or of any endorser, guarantor or other surety for any obligation of the Borrower to the Lender or the occurrence of any event or circumstance such that the holder, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower to holder has been or may be impaired.

    Any payments received by the Lender on account of this Note prior to demand shall be applied first, to any costs, expenses or charges then owed to the Lender by the Borrower; second, to accrued and unpaid interest; and third, to the unpaid principal balance hereof. Any payments so received after demand shall be applied in such manner as the Lender may determine. The Borrower hereby authorizes the Lender to charge any deposit account which the Borrower may maintain with the Lender for any payment required hereunder.

    The Borrower represents to the Lender that the proceeds of this Note will not be used for personal, family or household purposes.

    Any and all deposits or other sums at any time credited by or due to the undersigned or any endorser or guarantor hereof from the Lender or any of its banking or lending affiliates or any Lender acting as a participant under any loan arrangement between the Lender and the Borrower, any endorser or guarantor hereof, and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any of its banking or lending affiliates, or any Lender acting as a participant under any loan arrangement between the Lender and the Borrower, any endorser or guarantor hereof, whether for safekeeping or other, or in transit to or from the Lender or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Lenders behalf (regardless of the reason the Lender had received same or whether the Lender has conditionally released the same) shall at all times constitute security for all of the liabilities and obligations of the undersigned and any endorser and guarantor hereof to the Lender and may be applied or set off against such liabilities and obligations of the undersigned or any endorser or guarantor hereof to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.


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    No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every other maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable. The Borrower and each endorser and guarantor of this Note waive any rights to any homestead exemptions on record as of the date of this Note respecting any premises.

    The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Lender and its directors, officers, employees, agents and attorneys harmless against any claim brought or threatened against the Lender by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender's selection, but at the expense of the Borrower and any endorser and/or guarantor) excluding any claim arising out of the gross negligence or willful misconduct of Lender.

    The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of the principal of and interest on this Note, including without limitation reasonable attorneys' fees. After demand, interest shall accrue at a rate per annum equal to the aggregate of Four (4%) percent plus the rate provided for herein. If any payment due under this Note is unpaid for Ten (10) days or more, the Borrower shall pay in addition to any other sums due under this Note (and without limiting the holder's other remedies on account thereof), a late charge equal to Five (5%) payment of such unpaid amount.

    This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

    The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Lender of the Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Lender. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in lull. The release or compromise by the Lender of any collateral shall not release any person obligated on account of this Note.


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    The Borrower and each endorser and guarantor hereof each authorizes the
Lender to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Lender, and any such reproduction shall be admissible in evidence with the same effect of the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

    This Note is delivered to the Lender at one of its offices in Massachusetts, shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

    The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Note. Each Borrower, endorser or guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each Borrower endorser or guarantor irrevocably appoints the Secretary of State of the State of Ohio as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being severed (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrowers, endorsers or guarantors address shown below or as notified to the Lender and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon such Borrower, endorser or guarantor.

    EACH BORROWER, ENDORSER AND GUARANTOR AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ALL OF THE OBLIGATIONS OF EACH BORROWER TO THE LENDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EACH BORROWER, ENDORSER AND GUARANTOR CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.


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    Executed as an instrument under seal as of July 9, 1997.

Witness                                Borrower:

                                       Palletech, Inc.

  /s/ Karl Holland                     By:  /s/ Gary DeLaurentiis
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                                            Gary DeLaurentiis, President

                                       1835 James Parkway
                                       Heath, Ohio

                                       FIXCOR Industries, Inc.

  /s/ Karl Holland                     By:  /s/ Gary DeLaurentiis
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                                            Gary DeLaurentiis, President

                                       1835 James Parkway
                                       Heath, Ohio

                                       Fix-Corp International, Inc.

  /s/ Sherry L. Durst                  By:  /s/ Mark Fixler
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                                            Mark Fixler, President


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